COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, SPECIAL VALUE
PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE
STOCK PRICE INDEX AND THE DOW JONES INDUSTRIAL AVERAGE

EXHIBIT A:
                                            DREYFUS
              STANDARD                     VARIABLE
            & POOR'S 500                  INVESTMENT
              COMPOSITE     DOW JONES        FUND,
  PERIOD        STOCK      INDUSTRIAL    SPECIAL VALUE
            PRICE INDEX *   AVERAGE *      PORTFOLIO

  8/31/90          10,000       10,000           10,000
 12/31/90          10,366       10,211           10,185
 12/31/91          13,517       12,687           11,264
 12/31/92          14,546       13,626           11,385
 12/31/93          16,009       15,938           14,651
 12/31/94          16,218       16,740           14,423
 12/31/95          22,306       22,924           14,385
 12/31/96          27,424       29,551           13,865
 12/31/97          36,570       36,912           17,073

*Source: Lipper Analytical Services, Inc.